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Exhibit 10.4

               FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
               ---------------------------------------------

     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made and entered into as of April 16, 2003, by and between THE LACLEDE GROUP, INC., a Missouri corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), and has reference to the following facts and circumstances (the "Recitals"):

     A. Borrower and Lender previously entered into the Revolving Credit Agreement dated as of June 13, 2002 (as amended, the "Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

     B. Borrower and Lender desire to amend the Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

     1.   RECITALS. The Recitals are true and correct, and, together with
          --------
the defined terms set forth therein, are incorporated herein by this reference.

     2.   AMENDMENTS TO AGREEMENT. The Agreement is amended as follows:
          -----------------------

     (a) The first "WHEREAS" paragraph on page 1 of the Agreement is deleted and substituted with the following:

               "WHEREAS, Borrower has applied for a revolving credit facility from Lender consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $20,000,000, including a $5,000,000 letter of credit subfacility; and"

     (b)  The following definitions are added to Section 1.01 of the
     Agreement:

               "Consolidated Capitalization shall mean, as of the date of
                ---------------------------
          any determination thereof, the sum of Consolidated Debt as of such date, plus Consolidated Net Worth as of such date, all determined
                ----
          on a consolidated basis and in accordance with GAAP."

               "Consolidated Capitalization Ratio shall mean, as of the date
                ---------------------------------
          of any determination thereof, the ratio (expressed as a percentage) of Consolidated Debt as of such date to Consolidated Capitalization as of such date, all determined on a consolidated basis and in accordance with GAAP."

               "Consolidated Debt shall mean, as of the date of any
                -----------------
          determination thereof, all Debt of LGC and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP."

               "Consolidated Net Worth shall mean, as of the date of any
                ----------------------
          determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) of LGC and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of LGC and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP."

               "Debt shall mean, as of the date of determination thereof,
                ----
          the sum of (a) all indebtedness, liabilities and/or obligations of LGC or any of its Subsidiaries for borrowed money or that have



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          been incurred in connection with the purchase or other acquisition of property (other than unsecured trade accounts payable incurred in the ordinary course of business), plus (b) all leases of
                                               ----
          property, whether real and/or personal, by LGC or any of its Subsidiaries as lessee(s), that in accordance with GAAP are required to be capitalized on the balance sheet of such entity, plus (c) the aggregate undrawn face amount of all Letters of
          ----
          Credit and/or surety bonds issued for the account and/or upon the application of LGC or any of its Subsidiaries together with all unreimbursed drawings with respect thereto, plus (d) all
                                                      ----
          guarantees by LGC or any of its Subsidiaries of Debt of others."

               "Letter of Credit and Letters of Credit shall have the
                ----------------     -----------------
          meanings ascribed to these terms in Section 2.18(a)."

               "Letter of Credit Application shall mean Lender's standard
                ----------------------------
          form of application and agreement for irrevocable standby letter of credit, or Lender's standard form of application and agreement for irrevocable commercial letter of credit, as the case may be, in either case executed by Borrower, or a Subsidiary of Borrower, as applicant and account party, and delivered to Lender pursuant to Section 2.18(a), as the same may from time to time be amended, modified, extended, renewed or restated."

               "LGC shall mean Laclede Gas Company, a Missouri corporation,
                ---
          and a Subsidiary of Borrower."

     (c) The definition of "Total Revolving Credit Outstandings" in Section
     1.01 of the Agreement is deleted and substituted with the following:

               "Total Revolving Credit Outstandings shall mean, as of any
                -----------------------------------
          date, the sum of (a) the aggregate principal amount of all Loans outstanding as of such date, plus (b) the aggregate undrawn face
                                       ----
          amount of all Letters of Credit outstanding as of such date plus
                                                                      ----
          (c) all unreimbursed drawings with respect to all Letters of Credit."

     (d) The following provision is added to the Agreement as Section 2.18:

               "2.18 Letters of Credit. (a) Subject to the terms and
                     -----------------
          conditions of this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender agrees to issue irrevocable commercial and/or standby letters of credit for the account of Borrower and/or any Subsidiary (individually, a "Letter of Credit", and collectively, "Letters of Credit") in an amount and for the term specifically requested by Borrower by notice in writing to Lender at least three (3) Business Days prior to the requested issuance thereof; provided, however, that: (i) Borrower shall have executed and delivered to Lender a Letter of Credit Application with respect to such Letter of Credit; (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the date one
          (1) year after the date of issuance thereof, or (B) the last day of the Revolving Credit Period; (iii) any Letter of Credit may only be utilized to guaranty the payment of obligations of Borrower or a Subsidiary to third parties; (iv) Total Revolving Credit Outstandings shall not as of any date exceed Lender's Revolving Credit Commitment; (v) the sum of the aggregate undrawn face amount of all outstanding Letters of Credit plus all
                                                           ----
          unreimbursed drawings with respect thereto shall not as of any date exceed Five Million Dollars ($5,000,000.00); and (vi) the text of any such Letter of Credit is provided to Lender no less than three (3) Business Days prior to the


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          requested issuance date, which text must be acceptable to Lender in its sole and absolute discretion.

               (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and the related Letter of Credit Application and believed in good faith by Lender to be genuine. Lender shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application.

               (c) In the event of any payment by Lender of a draft presented under a Letter of Credit, Borrower agrees to pay to Lender in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus the negotiation,
                                                     ----
          processing and other fees related thereto, as may be agreed between Lender and Borrower from time to time (the initial fee schedule is attached to the First Amendment to Revolving Credit Agreement dated as of April __, 2003, as Exhibit A thereto). Borrower hereby authorizes Lender to charge or cause to be charged one or more of Borrower's deposit accounts at Lender to the extent there are balances of immediately available funds therein, in an aggregate amount equal to the sum of such drawing plus the
                                                            ----
          negotiation, processing and other fees related thereto as described in Exhibit A to the First Amendment to Revolving Credit Agreement dated as of April __, 2003, as amended, and Borrower agrees to pay the amount of any such drawing (and/or Lender's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Lender on the day of such drawing. In the event any payment under a Letter of Credit is made by Lender prior to receipt of payment from Borrower, such payment by Lender shall constitute a request by Borrower for a Prime Loan under Sections 2.01 and 2.02 above (and Lender will make such Prime Loan to Borrower regardless of whether any Default or Event of Default under this Agreement has occurred and is continuing and regardless of whether such Prime Loan would otherwise be permitted under the requirements of this Agreement) and the proceeds of such Prime Loan shall be paid directly to Lender and applied by Lender to the payment of any amounts owed by Borrower to Lender under this Section 2.18.

               (d) Borrower hereby further agrees to pay to the order of Lender with respect to each Letter of Credit: (i) a nonrefundable commitment fee at an annual rate of 725/1000 Percent (.725%) (calculated on an actual day, 360-day year basis) on the face amount (taking into account any scheduled increases or decreases therein during the period in question) of each Letter of Credit, due and payable quarterly, in arrears, on the first day of each fiscal quarter; and (ii) a nonrefundable issuance fee, a nonrefundable negotiation fee and such other fees as may be charged by Lender from time to time in accordance with Lender's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Lender.

               (e) Notwithstanding any provision contained in this Agreement to the contrary, if any Letters of Credit remain outstanding on the last day of the Revolving Credit Period, Borrower shall, on or before 12:00 noon (St. Louis time) on the last day of the Revolving Credit Period, (i) surrender the originals of the applicable Letter(s) of Credit to Lender for cancellation, or (ii) provide Lender with cash collateral (or other collateral acceptable to Lender in its sole and absolute discretion) in an amount at least equal to the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus all unreimbursed drawings with respect
                              ----
          thereto, and execute and deliver to


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          Lender such agreements as Lender may require to grant Lender a first priority perfected security interest in such cash or other collateral. Any such cash collateral received by Lender pursuant to this Section 2.18(e) shall be held by Lender in a separate account at Lender appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Lender as collateral security for the payment of Borrower's Obligations. Cash amounts delivered to Lender pursuant to the foregoing requirements of this Section 2.18(e) shall be invested, at the request and for the account of Borrower in investments of a type and nature and with a term acceptable to Lender. Such amounts, including in the case of cash amounts invested in the manner set forth above, shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Lender for drawings or payments under or pursuant to such Letters of Credit which Lender has paid, or if no such reimbursement is required to the payment of such of the other Borrower's Obligations as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 2.18(e) after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Lender's reasonable expenses, if any)."

     (e) Section 5.01(f) of the Agreement is deleted and substituted with the following:

               "(f) Maximum Consolidated Capitalization Ratio. LGC will at
                    -----------------------------------------
          all times maintain a Consolidated Capitalization Ratio of not more than Seventy Percent (70%)."

     3.   COSTS AND EXPENSES. Borrower hereby agrees to reimburse Lender
          ------------------
upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower's existing credit facilities with Lender. All of the obligations of Borrower under this paragraph shall survive the payment of Borrower's Obligations and the termination of the Agreement.

     4.   REFERENCES TO THIS AGREEMENT. All references in the Agreement to
          ----------------------------
"this Agreement" and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

     5.   FULL FORCE AND EFFECT. Except to the extent specifically amended
          ---------------------
by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

     6.   BENEFIT. This Amendment shall be binding upon and inure to the
          -------
benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

     7.   REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and
          ------------------------------
warrants to Lender that:

          (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

          (b) the execution, delivery and performance by Borrower of this Amendment do not conflict


                                   - 4 -

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     with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound or to which Borrower or any of its property is subject;

          (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) all of the representations and warranties made by Borrower in the Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

          (e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing.

     8.   RELEASE. Borrower hereby unconditionally releases, acquits,
          -------
waives, and forever discharges Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or for any failure to take any action, existing at any time prior to the execution of this Amendment.

     9.   INCONSISTENCY. In the event of any inconsistency or conflict
          -------------
between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

     10.  MISSOURI LAW. This Amendment shall be governed by and construed in
          ------------
accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     11.  NOTICE REQUIRED BY SECTION 432.045 R.S. MO. ORAL AGREEMENTS OR
          -------------------------------------------
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     12.  CONDITIONS PRECEDENT. Notwithstanding any provision contained in
          --------------------
this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received the following, all in form and substance acceptable to Lender:

     (a)  this Amendment, duly executed by Borrower;

     (b)  a Consent of Guarantor duly executed by SM&P;


                                   - 5 -

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     (c) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment;

     (d) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment;

     (e) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri, or other evidence of good standing satisfactory to Lender;

     (f) a copy of resolutions of the Board of Directors of SM&P, duly adopted, which authorize the execution, delivery and performance of the Consent of Guarantor;

     (g) an incumbency certificate, executed by the Secretary of SM&P, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing the Consent of Guarantor;

     (h) a certificate of corporate good standing of SM&P issued by the Secretary of State of the State of Indiana, or other evidence of good standing satisfactory to Lender; and

     (i) such other documents and information as reasonably requested by Lender.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.




                       (SIGNATURES ON FOLLOWING PAGE)








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                              SIGNATURE PAGE-
               FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT





                                        Borrower:

                                        THE LACLEDE GROUP, INC.

                                        By:
                                           -----------------------------------
                                           Ronald L. Krutzman,
                                           Treasurer and Assistant Secretary





                                        Lender:

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:
                                           -----------------------------------
                                           Eric J. Hartman, Vice President











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                                 EXHIBIT A
                                 ---------

Fees Applicable to Standby Letters of Credit Issued Pursuant to the First Amendment to Revolving Credit Agreement dated as of April 16, 2003, between The Laclede Group, Inc. and U.S. Bank National Association


Issuance (calculated on daily rate/360 day year,
this fee is in addition to any processing or renewal fees)                     0.725%

Electronic Processing
     Issuance/Renewal (charged per Letter of Credit annually)                 $50.00
     Amendment (monetary terms)                                               $50.00
     Amendment (non-monetary terms)                                           $50.00

Manual Processing
     Issuance/Renewal (charged per Letter of Credit annually)                 $50.00
     Amendment (monetary terms)                                               $50.00
     Amendment (non-monetary terms)                                           $50.00

Rush Surcharge (for issuance in fewer than 3 Business Days;
in addition to issuance fees)                                                 $100.00

Auto-reduction                                                                $50.00

Exam of Documents (per set of documents/draft for beneficiary account)        $200.00

Discrepancy Fee (per set of documents/draft for beneficiary account)          $50.00

Other (as may be mutually agreed between Borrower and Lender)






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